UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on February 14, 2008. We undertake no obligation to publicly update the forward-looking statements or reflect events or circumstances after the date of this Current Report.

Item 5.02 Departure of Directors or Certain Officers

Departure of Director

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2008 (the “October 14 8-K”), Gianluca Cicogna resigned as a member of the Company’s Board of Directors, effective as of October 7, 2008, in order to focus on other professional commitments. On October 15, 2008, the Company received a letter from Mr. Cicogna stating that he agreed with the Company’s disclosure regarding his resignation in the October 14 8-K. Reference is made to the full text of the letter, a copy of which is attached hereto as Exhibit 17.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Letter dated October 15, 2008 from Mr. Cicogna to Morlex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: October 17, 2008	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer